UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

COUCHBASE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Additional Information and Where to Find it

Couchbase, the members of the Couchbase Board and certain of Couchbase’s executive officers are participants in the solicitation of proxies from stockholders in connection with the Merger. Couchbase plans to file a proxy statement (the “Transaction Proxy Statement”) with the SEC in connection with the solicitation of proxies to approve the Merger. Matthew M. Cain, Alvina Y. Antar, Edward T. Anderson, Carol W. Carpenter, Lynn M. Christensen, Kevin J. Efrusy, Jeff Epstein, Aleksander J. Migon, David C. Scott and Richard A. Simonson, all of whom are members of Couchbase’s board of directors, and Margaret Chow, SVP, Chief Legal Officer and Corp. Secretary, William R. Carey, Vice President, Interim Chief Financial Officer and Chief Accounting Officer, and Huw Owen, SVP and Chief Revenue Officer, are participants in Couchbase’s solicitation.

Information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Merger. Additional information about such participants is available under the captions “Board of Directors and Corporate Governance,” “Executive Officers” and “Security Ownership of Certain Beneficial Owners and Management” in Couchbase’s definitive proxy statement in connection with its 2025 Annual Meeting of Stockholders (the “2025 Proxy Statement”), which was filed with the SEC on April 16, 2025 (and is available at

https://www.sec.gov/ix?doc=/Archives/edgar/data/0001845022/000184502225000036/base-20250416.htm). To the extent that holdings of Couchbase’s securities have changed since the amounts printed in the 2025 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC (which are available at

https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=1845022&type=&dateb=&owner=only&count=40&search_text=). Information regarding Couchbase’s transactions with related persons is set forth under the caption “Related Person Transactions” in the 2025 Proxy Statement. Certain illustrative information regarding the payments to that may be owed, and the circumstances in which they may be owed, to Couchbase’s named executive officers in a change of control of Couchbase is set forth under the caption “Executive Compensation-Potential Payments upon Termination or Change in Control” in the 2025 Proxy Statement.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Couchbase will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the adoption of the Merger Agreement. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT COUCHBASE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Couchbase with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov). Copies of Couchbase’s Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Couchbase with the SEC in connection with the Merger will also be available, free of charge, at Couchbase’s investor relations website (https://investor.couchbase.com), or by emailing Couchbase’s investor relations department (ir@couchbase.com).

Forward-Looking Statements

This communication may contain forward-looking statements that involve risks and uncertainties, including statements regarding: (i) the Merger, (ii) the expected timing of the closing of the Merger; (iii) considerations taken into account by the Couchbase Board in approving and entering into the Merger; and (iv) expectations for Couchbase following the closing of the Merger. There can be no assurance that the Merger will be consummated. Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, in addition to those identified above, include: (i) the possibility that the conditions to the closing of the Merger are not satisfied, including the risk that required approvals from Couchbase’s stockholders for the Merger or required regulatory approvals to consummate the Merger are not obtained, on a timely basis or at all; (ii) the occurrence of any event, change or other circumstance that could give rise to a right to terminate the Merger, including in circumstances requiring Couchbase to pay a termination fee; (iii) possible disruption related to the Merger to Couchbase’s current plans, operations and business relationships, including through the loss of customers and employees; (iv) the amount of the costs, fees, expenses and other charges incurred by Couchbase related to the Merger; (v) the risk that Couchbase’s stock price may fluctuate during the pendency of the Merger and may decline if the Merger is not completed; (vi) the diversion of Couchbase management’s time and attention from ongoing business operations and opportunities; (vii) the response of competitors and other market participants to the Merger; (viii) potential litigation relating to the Merger; (ix) uncertainty as to timing of completion of the Merger and the ability of each party to consummate the Merger; and (x) other risks and uncertainties detailed in the periodic reports that Couchbase files with the SEC, including Couchbase’s Annual Report on Form 10-K and Couchbase’s quarterly report on Form 10-Q. All forward-looking statements in this communication are based on information available to Couchbase as of the date of this communication, and, except as required by law, Couchbase does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.